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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of MGIC Investment Corporation of our reports dated March 11, 2005, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting and financial statement schedules, which appear in this Annual Report on Form 10-K for the year ended December 31, 2004.

      1.    Registration Statement on Form S-8 (Registration No. 33-79338)

      2.    Registration Statement on Form S-8 (Registration No. 33-79340)

      3.    Registration Statement on Form S-8 (Registration No. 33-92128)

      4.    Registration Statement on Form S-8 (Registration No. 333-56350)

      5.    Registration Statement on Form S-8 (Registration No. 333-56346)

      6.    Registration Statement on Form S-8 (Registration No. 333-101621)

PricewaterhouseCoopers LLP
Chicago, Illinois
March 15, 2005